UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/07/2009

Technitrol, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-05375

PA	23-1292472
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1210 Northbrook Drive, Suite 470, Trevose, PA 19053
(Address of principal executive offices, including zip code)

(215) 355-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 1, 2009, Michael P. Ginnetti was named Corporate Controller and Chief Accounting Officer (Principal Accounting Officer) of Technitrol. The responsibilities of Principal Accounting Officer were previously held by Drew A. Moyer, who continues to serve as Technitrol's Senior Vice President and Chief Financial Officer (Principal Financial Officer). Mr. Ginnetti, 32, joined Technitrol in June 2001, has been serving as Acting Corporate Controller and Chief Accounting Officer since November 2008, and previously served as Director of Corporate Accounting and Reporting from 2006 until 2008, and as Financial Reporting Manager from 2005 until 2006. Mr. Ginnetti began his career in the audit practice of Arthur Andersen and is a Certified Public Accountant.

Effective April 1, 2009, Technitrol entered into an Indemnification Agreement with Mr. Ginnetti. The Indemnification Agreement is substantially similar to Technitrol's Indemnification Agreements with other officers and defines the circumstances under which Technitrol will indemnify Mr. Ginnetti with respect to certain actions, suits or proceedings. The foregoing summary of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the complete text of Technitrol's form of Indemnification Agreement which was previously filed as Exhibit 10.11 to Technitrol's Form 10-K for the year ended December 28, 2001.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Technitrol, Inc.

Date: April 07, 2009	By:	/s/ Drew A. Moyer
Drew A. Moyer
Sr. Vice President & CFO